Exhibit 10.6.11

FORM OF AMENDMENT TO THE
PERFORMANCE RESTRICTED STOCK UNIT AWARD
PURSUANT TO THE PHH CORPORATION 2014 EQUITY AND INCENTIVE PLAN

This AMENDMENT is made as of the ___ day of _____________, 2017, by PHH Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the “Company”).

INTRODUCTION

The Company maintains the PHH Corporation 2014 Equity and Incentive Plan (the “EIP”) which provides for the grants of other stock-based awards, including restricted stock units, subject to vesting terms and conditions as the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors may establish. The Committee granted performance based restricted stock units in February 2015 (the “Awards”) which, for purposes of measuring performance, compare the total shareholder return of the Company to the total shareholder return of the component companies in the Keefe, Bruyette & Woods Mortgage Finance Index (the “Index”) for each of three applicable measurement periods beginning January 1, 2015 and ending December 31st of 2015, 2016, and 2017, respectively. However, on December 16, 2016, the Index was discontinued. To preserve the intended performance measures under the Awards as closely as possible, the Company desires to amend each of the outstanding Awards to replace the use of the Index with the Index component companies as of December 16, 2016 for the measurement periods ending December 31, 2016 and 2017. The Committee has the authority to adopt this amendment under Section 3.1(f) of the EIP.

AMENDMENT

NOW, THEREFORE, the Company does hereby amend each outstanding Award effective as of December 16, 2016, by deleting the second paragraph following the chart in Part I. of Schedule 1 to the Award (that begins “The component companies…”) and substituting therefor the following:

“For the measurement period ending December 31, 2015, the component companies of the KBW Mortgage Finance Index will be the component companies in the index for the entire Measurement Period ending December 31, 2015. For the Measurement Periods ending December 31, 2016 and December 31, 2017, the component companies of the KBW Mortgage Finance Index will be the component companies in the index as of its discontinuance on December 16, 2016.
Notwithstanding the foregoing, component companies in the KBW Mortgage Finance Index on the first day of the Measurement Period that declare bankruptcy during the Measurement Period shall be included in the list of TSR performance of the component companies as a negative one hundred percent (-100%).”

Except as set forth herein, the Award shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has adopted this Amendment as of the day and year first above written.

PHH CORPORATION

By:
Its: